UNITED STATES BANKRUPTCY COURT
                            WESTERN DISTRICT OF TEXAS
                                 AUSTIN DIVISION

IN RE:                                                  ss.
                                                        ss. CASE NO. 02-14222-FM
XETEL CORPORATION                                       ss.     (Chapter 11)
     (Debtor)                                           ss.


             FIRST MODIFICATION TO FIRST AMENDED PLAN OF LIQUIDATION
                              FOR XETEL CORPORATION
                              ---------------------

TO THE HONORABLE UNITED STATES BANKRUPTCY JUDGE:

         XeTel Corporation, the Debtor herein, along with the Official Unsecured

Creditor's   Committee  files  this   Modification  to  First  Amended  Plan  of

Liquidation,  as  follows:

     1.   The  Texas  Comptroller  of  Public  Accounts  has objected to certain provisions of the Plan relating to the treatment of its claims.

     2.   The Debtor makes the following  modifications  to the Plan,  which are non-material and do not require re-solicitation:

          a. With respect to the claims filed by the Texas Comptroller of Public Accounts for insurance premium taxes, franchise taxes, and sales and use taxes, Section 5.3 of the Plan is modified to provide that the Debtor or Plan Trust shall, within thirty (30) days following the Effective Date, pay the amounts it agrees it owes to the State of Texas for insurance premium taxes, franchise taxes, and sales and use taxes. All other amounts for such insurance premium taxes, franchise taxes, and sales and use taxes shall be paid within ten (10) days following the entry of a final and non-appealable order allowing such claims.

          b. Section 9.1 of the Plan is modified to provide that the State of Texas shall be allowed to file an amendment to its Proof of Claim within thirty (30) days following the completion of the sales tax audit currently being scheduled by the State of Texas for the Debtor; provided however, the sales tax audit shall be completely within ninety (90) days following the Effective Date. The Debtor and/or the Plan Trustee shall be permitted to object to the amended claim filed by the State of Texas within thirty (30) days following the filing of such amended claim.

          c. Section 11.5 of the Plan is modified to provide that the State of Texas shall not be enjoined from pursuing "responsible person" claims against officers, directors, and employees for any state tax claims for which such "responsible person" liability may apply. However, so long as the Debtor and/or the Plan Trust are making the Plan payments for such claims pursuant to the other provisions of the Plan, the State of Texas shall be so enjoined. The statute of limitations for pursuing such "responsible person" claims shall be tolled during the period such claims are being paid, and the State of Texas shall have an additional six (6) months from the date of entry of any Bankruptcy Court Order declaring a default under the Plan or for payment of such taxes in which to file such responsible person claims.

          d.   Section  9.4 of the Plan is  modified  to provide  that Class III
               Priority Tax Claims shall receive 6% interest on the allowed amount of such claims, even if such claims are objected to the Debtor or the Trust, to be paid from the Effective Date on the amount ultimately allowed.

          e.   Section 10.5 of the Plan is deleted in its entirety.

     3.   The Debtor and the  Committee  believe  that these  modifications  are non-material  and  do  not  require  re-solicitation,  as  they  simply  address administrative  matters as to how Class III Allowed  Claims will be paid,  which were to be paid in full under the First  Amended  Plan in any event,  and do not affect the distribution to any other class of creditors. WHEREFORE, based on the foregoing,  the Debtor and the  Committee  requests  the Court accept this first modification  and  request  such other and  further  relief to which it may show itself justly entitled.

                                             Respectfully submitted,

                                             HOHMANN, TAUBE & SUMMERS, L.L.P.


                                             By:/s/ Eric J. Taube
                                                --------------------------------
                                                 Eric J. Taube
                                                 State Bar No. 19679350
                                                 Mark C. Taylor
                                                 State Bar No. 19713225
                                                 100 Congress Avenue, Suite 1600
                                                 Austin, Texas 78701
                                                 (512) 472-5997
                                                 (512) 472-5248 (FAX)

                                                 ATTORNEYS FOR DEBTOR


                                                 COX & SMITH, INC.


                                             By: /s/ Patrick Huffstickler
                                                --------------------------------
                                                 Patrick Huffstickler
                                                 State Bar No. 10199250
                                                 112 E. Pecan St., Suite 1800
                                                 San Antonio, Texas 78205
                                                 (210) 554-5500
                                                 (210) 226-8395

                                             ATTORNEYS FOR OFFICIAL COMMITTEE
                                             OF UNSECURED CREDITORS


                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify that the above and foregoing document has been served upon the parties listed on the attached Service List by first class mail and/or facsimile, on this ___ day of May, 2003.

                                                  s/s Mark C. Taylor
                                                 -------------------------------
                                                  Mark C. Taylor